Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated May 24, 2010, with respect to the i2 Technologies, Inc. consolidated financial statements included in the Current Report on Form 8-K of JDA Software Group, Inc. We hereby consent to the incorporation by reference of said report in the Registration Statements of JDA Software Group, Inc. on Form S-8 (Nos. 333-05951, 333-45729, 333-60231, 333-60233, 333-30154, 333-59644, 333-72228, 333-86902, 333-101920, 333-111130, 333-128255, 333-152024, 333-160690, 333-160691, and 333-161412).
GRANT THORNTON LLP
Dallas, Texas
June 8, 2010